Holders of Record, holding 5% or more of the outstanding balance for J.P. Morgan Chase Commercial Mortgage Securities Corporation
Commercial Mortgage Pass Through Certificates Series 2003 LN1 as reflected in the security position listing as of December 31, 2003 provided by DTC.

Class	Name and Address of Holder	Amount Held	% Class
A1	Fleet National Bank	19,250,000	7%
	159 East Main Street
	Rochester, NY 14638

	SSB&T Co.	20,270,000	8%
	1776 Heritage Drive
	Global Corporate Action Unit JAB5NW
	No. Quincy, MA 02171

	JP Morgan Chase Bank	53,800,000	21%
	14201 Dallas Parkway
	Dallas, TX 75254

	Fifth Third Bank	85,040,000	33%
	38 Fountain Square Plaza
	Mail Drop 3404
	Cincinnati, OH 45263

	Deustche Bank Trust Co/Suntrust Portfolio	75,000,000	29%
	14 Wall Street, 5th Flr
	New York, NY 10005

A2	The Bank of New York	83,000,000	21%
	One Wall Street
	New York, NY 10286

	Deutsche Bank Trust Co Americas	30,500,000	8%
	648 Grassmere Park Road
	Nashville, TN 37211

	Citibank	111,000,000	29%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	JP Morgan Chase Bank	37,000,000	9%
	14201 Dallas Parkway
	Dallas, TX 75254

	The Bank of New York/Wachovia Bank NA	55,994,000	14%
	1 Wall Street, 5th Flr
	New York, NY 10286

	UBS Securities LLC/CMO	30,000,000	7%
	299 Park Avenue
	New York, NY 10171

B	Citibank	5,000,000	14%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	UBS Securities LLC/CMO	21,000,000	60%
	299 Park Avenue
	New York, NY 10171

	JP Morgan Chase Bank	8,047,000	23%
	14201 Dallas Parkway
	Dallas, TX 75254

C	Citibank	5,518,000	41%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	JP Morgan Chase Bank	8,000,000	59%
	14201 Dallas Parkway
	Dallas, TX 75254

D	Citibank	14,040,000	47%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	JP Morgan Chase Bank	9,500,000	32%
	14201 Dallas Parkway
	Dallas, TX 75254

	The Bank of New York	5,800,000	19%
	One Wall Street
	New York, NY 10286

E	Citibank	5,020,000	33%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	JP Morgan Chase Bank	10,000,000	67%
	14201 Dallas Parkway
	Dallas, TX 75254